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                                                               EXHIBIT 10.11(l)



                            INDEMNIFICATION AGREEMENT

      HUGO BOSS AG ("HUGO BOSS"), a corporation organized and existing under the laws of the Federal Republic of Germany, and I.C. Isaacs & Company L.P. ("ISAACS"), a Delaware limited partnership, in consideration of the mutual agreements and consideration set forth herein, do hereby agree as follows:

                                    RECITALS

      A. HUGO BOSS and ISAACS are resolving and terminating the litigation captioned Hugo Boss Fashions, Inc., et al. v. Brookhurst, Inc., et al., Civil Action No. 93 Civ. 0875 (LMM) ("SDNY Litigation"). In connection with the resolution and termination of the SDNY Litigation, HUGO BOSS and ISAACS are making certain agreements relating to the use of the trademarks "BOSS" and "HUGO BOSS". HUGO BOSS and ISAACS desire to proceed with these agreements without violating the rights of any third parties, including any rights of Boss Manufacturing Company ("BMC"), particularly those arising out of or relating to a January 4, 1990 Agreement between HUGO BOSS and BMC ("BMC/HUGO BOSS Agreement").

      B. HUGO BOSS and ISAACS do not believe that the current provisions of their agreements relating to the termination and resolution of the litigation and to the use of the trademarks "BOSS" and "HUGO BOSS" violate any rights of BMC. However, the parties also acknowledge that the possibility of groundless litigation cannot be foreclosed and that it is not always possible for the triers of facts to hear all relevant evidence.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, HUGO BOSS and ISAACS agree as follows:

      1. HUGO BOSS shall indemnify, defend and hold harmless ISAACS and its partners and affiliates from and against (a) any legal fees and related litigation costs relating to any claim or claims brought by BMC or its successors, assigns, licensees or affiliates against ISAACS, its partners or affiliates and/or HUGO BOSS arising out of or related to the BMC/HUGO BOSS Agreement, regardless of whether such claims sound in contract, tort or otherwise, and (b) any monetary damages award or settlement amounts of any nature awarded to or paid over to BMC (or its successors, assigns, licensees or affiliates) as a result of any such claims.

      2. HUGO Boss may elect, in its sole discretion, to assume control of the defense, settlement, adjustment or compromise of any litigation with BMC (or its successors, assigns, licensees or affiliates) in which HUGO BOSS has an indemnity obligation to ISAACS; provided, that HUGO BOSS shall not, without the prior written consent of ISAACS, which consent shall not be unreasonably withheld, settle, adjust or compromise such litigation if such action would result in a material adverse impact on Isaacs' BOSS business. If the same counsel can represent both HUGO BOSS and ISAACS in any litigation with BMC (or its successors, assigns, licensees
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or affiliates), HUGO BOSS need not provide separate counsel for ISAACS, although
ISAACS will still be entitled to retain its own separate counsel at ISAACS' own expense. If the same counsel cannot represent both HUGO BOSS and ISAACS, ISAACS will be entitled to retain its own separate counsel and HUGO BOSS shall be responsible for all reasonable and necessary legal fees relating to ISAACS' separate counsel.

      3. HUGO BOSS' liability to ISAACS under this Agreement shall be limited as set forth above and, except as specifically provided herein, HUGO BOSS shall have no liability to ISAACS under this Agreement for losses, lost profits, damages or costs incurred by ISAACS in connection with the BMC/HUGO BOSS Agreement.

      4. Each party hereto (the "indemnifying party") shall indemnify, defend and hold harmless the other party and its affiliates (the "indemnified party") for costs actually incurred by the indemnified party arising out of any matter involving both (i) the offering or trading of stock or other securities of the indemnifying party on a stock exchange or in any other market and (ii) the disclosure of the agreements referred to in Recital A hereto and the transactions contemplated thereby and hereby.

      5. Notwithstanding anything to the contrary set forth in the Foreign Boss Rights Acquisition Agreement by and between ISAACS and Ambra dated September 30, 1997, ISAACS shall indemnify, defend and hold harmless HUGO BOSS and its affiliates for costs actually incurred relating solely to the conduct of Isaacs' BOSS business prior to the date hereof, excluding any matters involving the SDNY Litigation or claims made by any party therein which are independently addressed in the Settlement Agreement as defined in the Foreign Boss Rights Acquisition Agreement. Notwithstanding anything to the contrary set forth in the Foreign Boss Rights Acquisition Agreement, HUGO BOSS shall indemnify, defend and hold harmless ISAACS and its affiliates for costs actually incurred relating solely to the conduct of HUGO BOSS' HUGO BOSS business prior to the date hereof excluding any matters involving the SDNY Litigation or claims made by any party therein which are independently addressed in the Settlement Agreement.

      6. Any failure of HUGO BOSS, on the one hand, or of ISAACS, on the other, to comply with any of the obligations or agreements set forth in this Agreement or to fulfill any condition set forth in this Agreement may be waived only by written instrument signed by the other party. No failure by any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver of such right, nor shall any single or partial exercise of any right hereunder by any party preclude any other or future exercise of that right or any other right hereunder by that party.

      7. All notices, requests or other communications required or permitted hereunder shall be given or made in writing and shall be (i) delivered personally (including commercial carrier), (ii) sent by registered or certified airmail, return receipt requested, postage prepaid or (iii) sent by telecopier, addressed to the party to whom they are directed at the following


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addresses, or at such other address as may from time to time be designated by such party to the others in accordance with this Section 7:

                   If to HUGO BOSS, to:

                            HUGO Boss AG
                            Dieselstrasse 12
                            72555 Metzingen
                            Federal Republic of Germany
                            Attention: Gert Jurgen Frisch, Esq.

                   With a copy to:

                            COUDERT BROTHERS
                            1627 I Street, N.W.
                            Washington, D.C. 20006
                            Attention: Wendy L. Addiss, Esq.

                   and

                            HOWREY & SIMON
                            1299 Pennsylvania Avenue, N.W.
                            Washington, D.C. 20004
                            Attention: Robert M. Bruskin, Esq.

                   If to ISAACS, to:

                            I.C. ISAACS & COMPANY L.P.
                            3840 Bank Street
                            Baltimore, Maryland 21224
                            Attention: Gerald W. Lear, President and Co-CEO

                            I.C. ISAACS & COMPANY, L.P.
                            350 Fifth Avenue
                            Suite 1029
                            New York, New York 10118
                            Attention: Robert J. Arnot, Chairman and Co-CEO


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                   With a copy to:

                            PIPER & MARBURY L.L.P.
                            36 South Charles Street
                            Baltimore, Maryland 21201
                            Attention: Robert J. Mathias, Esq.

      Any notice, request or other communications shall be deemed to have been given and to be effective upon receipt or refusal by the addressee. Any party may change its address for notices hereunder, effective upon giving of notice of such change hereunder to the other party.

      8. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof. Notwithstanding the foregoing, the parties acknowledge that a number of different agreements and instruments of which the parties are signatory are all being executed simultaneously with this Agreement. The parties acknowledge that this Agreement or instrument is to be interpreted and enforced separately and independently of any other such agreement or instrument, and the breach of any such agreement by a party shall not affect the rights of such party under this Agreement. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or their duly authorized representatives. The parties have made no representations or warranties not expressly set forth in this Agreement. This Agreement supersedes and terminates all prior discussions, negotiations, understandings, arrangements and agreements among the parties relating to the subject matter hereof, except as expressly set forth herein.

      9. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      10. No party hereto may assign any of its interests, rights or obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, Hugo Boss may assign its rights, but not its obligations, under this Agreement to any entity under common control with Hugo Boss or to any successor in interest without the consent of Isaacs, and Isaacs may assign its rights hereunder to any parent, subsidiary or other affiliate of Isaacs if Isaacs or its successor in interest remains fully liable for the performance of this Agreement by such assignee or transferee.

      11. This Agreement and the provisions thereof shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

      12. The validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.


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      13. All disputes arising from or in any way in connection with this
Agreement shall be finally settled through binding arbitration conducted pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect as of the date of the initiation of any dispute submitted to arbitration under this section ("ICC Rules") by three arbitrators appointed in accordance with the ICC Rules. Except as provided in this Section 12, no modification or amendment of the ICC Rules applicable to any such arbitration shall be binding upon the parties unless agreed to in writing by the parties. In each such arbitration, each party to the dispute shall appoint one arbitrator within 30 days of receipt by the defendant of the request for arbitration, and the arbitrators so appointed by the parties shall appoint the third arbitrator (who shall be the Chairman), within 30 days of the confirmation of the later of the two arbitrators appointed by the parties. If any such arbitration involves multiple claimants or multiple defendants, nomination of arbitrators shall be governed by the applicable ICC rules. Notwithstanding anything to the contrary contained in the ICC rules: (i) the arbitration proceedings shall be conducted in the City of New York, State of New York; (ii) the arbitration proceedings shall be conducted in the English language; and
(iii) the arbitrators shall apply New York law without regard to such state's choice of law rules. If the non-prevailing party does not comply with an arbitration decision, the prevailing party may immediately enforce the arbitration decision in an equitable proceeding in court with both parties' court costs and related attorneys' fees paid by the non-prevailing party in the arbitration, unless the arbitration decision is modified, or not upheld or enforced, in which case, each side shall bear its own costs and attorneys' fees.



      IN WITNESS WHEREOF, the parties have executed this Agreement as of November 5, 1997.



                                 HUGO BOSS AG



                                 By: /s/ Jorg-Viggo Muller
                                     ---------------------------
                                 Name: Jorg-Viggo Muller
                                 Title: Chief Financial Officer


                                 By: /s/ Gert J. Frisch
                                     ----------------------------
                                 Name: Gert J. Frisch
                                 Title: Attorney-in-fact





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                                 I.C. ISAACS & COMPANY L.P., a Delaware
                                 Limited Partnership
                                 By: I.G. DESIGN, INC., a Delaware corporation, its General Partner





                                 By: /s/ Robert J. Arnot
                                     ---------------------------
                                    Name:   Robert J. Arnot
                                    Title:  Chairman and Co-Chief
                                            Executive Officer



                                 By: /s/ Gerald W. Lear
                                     ---------------------------
                                    Name:   Gerald W. Lear
                                    Title:  President and Co-Chief
                                            Executive Officer



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